NEW RIVER FUNDS

NEW RIVER SMALL CAP FUND

Proxy for a Special Meeting of Shareholders

October 28, 2008

The undersigned hereby constitutes and appoints Doit L. Koppler II, Theodore J. Fisher and Andrew Rogers, or any of them, with the power of substitution and resubstitution, as proxies to appear and vote all of the shares of stock standing in the name of the undersigned on the Record Date at the Special Meeting of the Shareholders of New River Small Cap Fund (the “Fund”) to be held at 1881 Grove Avenue, Radford, Virginia 24141 on the 28th day of October 2008 at 10:00 a.m. (Eastern time), or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

THE BOARD OF TRUSTEES OF NEW RIVER FUNDS RECOMMENDS A VOTE FOR THE FOLLOWING:

This proxy will be voted as specified below with respect to the action to be taken on the following proposal.

1.   To approve a new investment management agreement between the Fund and New River Advisers LLC.

FOR_______                           AGAINST_________                                    ABSTAIN________

2.   To approve a new investment sub-advisory agreement between New River Advisers LLC and SouthernSun Asset Management, Inc.

FOR_______                           AGAINST_________                                    ABSTAIN________

3.   To approve of the Agreement and Plan of Reorganization that provides for: (i) the transfer of all of the assets and liabilities of the New River Small Cap Fund in exchange for Investor Class shares of the SouthernSun Small Cap Fund, a series of Northern Lights Fund Trust; (ii) the distribution of shares of the SouthernSun Small Cap Fund so received to shareholders of the New River Small Cap Fund; and (iii) the liquidation and termination of the New River Small Cap Fund.

FOR_______                           AGAINST_________                                    ABSTAIN________

IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR THE PROPOSALS.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

Please sign, date and return the proxy card promptly using the enclosed postage-paid envelope. Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote “for” Proposals No. 1,2 & 3.

By signing and dating this card, you are authorizing the proxies to vote on Proposals No. 1, 2 & 3 as marked.  If not marked, proxies will vote “for” the Proposals and as they see fit on any other matter as may properly come before the Special Meeting.  If you do not intend to personally attend the Special Meeting, please complete and mail this card at once in the enclosed postage-paid envelope.

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SIGNATURE                                                                                      DATE

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SIGNATURE (JOINT OWNER)                                                       DATE

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TITLE (IF NECESSARY)

This proxy is solicited on behalf of the Trust’s Board of Trustees, who unanimously recommends that you vote in favor of the Proposals.